Exhibit 5.1

Andrews Kurth LLP 600 Travis, Suite 4200 Houston, Texas 77002 +1.713.220.4200 Phone +1.713.220.4285 Fax andrewskurth.com

January 19, 2016

Hercules Offshore, Inc.
9 Greenway Plaza, Suite 2200
Houston, Texas 77046

Re:    Registration Statement on Form S-8 of Hercules Offshore, Inc.

Ladies and Gentlemen:
We have acted as special counsel to Hercules Offshore, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing of the Registration Statement on Form S‑8 (the “Registration Statement”), under the Securities Act of 1933, as amended (the “Securities Act”), relating to the issuance by the Company under the Hercules Offshore, Inc. 2015 Long-Term Incentive Plan (the “LTIP”), of up to 2,000,000 shares (the “Shares”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”). This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or any related prospectus, other than as expressly stated herein with respect to the issuance of Shares in accordance with the LTIP.
We have examined originals or copies of (i) the Second Amended and Restated Certificate of Incorporation of the Company (the “Charter”), (ii) the Second Amended and Restated Bylaws of the Company (the “Bylaws”), (iii) the Joint Prepackaged Plan of Reorganization of the Company and certain of its direct and indirect subsidiaries (the “Bankruptcy Plan”), (iv) the LTIP, which was adopted in connection with the Bankruptcy Plan, (v) the Registration Statement, (vi) certain resolutions of the Board of Directors of the Company certified to us to be true and correct by the Corporate Secretary of the Company, and (vii) such other documents and records as we have deemed necessary and relevant for purposes hereof. The items referred to in clauses (i) to (iv) of the preceding sentence were approved pursuant to the Order Approving the Debtors’ Solicitation and Disclosure Statement for, and Confirming, the Debtors’ Joint Prepackaged Plan of Reorganization pursuant to Chapter 11 of the Bankruptcy Code, dated September 24, 2015, entered in the United States Bankruptcy Court for the District of Delaware (Case No. 15-11685 (KJC)) (the “Confirmation Order”); the Bankruptcy Plan became effective on November 6, 2015. We have relied upon certificates of public officials and officers of the Company as to certain matters of fact relating to this opinion and have made such investigations of law as we have deemed necessary and relevant as a basis hereof.
Based upon and subject to the assumptions and limitations stated in this letter, when (i) the Registration Statement becomes effective under the Act, (ii) the Shares have been duly issued in accordance with the terms of the LTIP, the Charter and the Bylaws upon receipt of the consideration to be paid therefor (assuming in each case the consideration received by the Company is at least the par value of the Shares at such time), and (iii) if such Shares are issued in certificated form, the appropriate certificates representing the Shares (complying as to form with the Bylaws

Austin Beijing Dallas Dubai Houston London New York Research Triangle Park The Woodlands Washington, DC

Hercules Offshore, Inc.
January 19, 2016

and the Delaware General Corporation Law (the “DGCL”) and bearing all necessary signatures and authentications) are duly countersigned and registered by the Company’s transfer agent/registrar and delivered in accordance with the terms of the LTIP, the Shares will be duly authorized, validly issued, fully paid and non-assessable.
We have relied without independent investigation upon, among other things, an assurance from the Company that the number of shares which the Company is authorized to issue in the Charter exceeds the sum of (1) the number of shares outstanding and (2) the number of shares which the Company is obligated to issue (or had otherwise reserved for issuance) for any purposes other than issuances in connection with the LTIP, collectively, by at least the number of Shares which may be issued in connection with the LTIP, collectively, and we have assumed that such condition will remain true at all future times relevant to this opinion. We have made other assumptions we have deemed appropriate for purposes of this letter.
We are opining herein as to the General Corporation Law of the State of Delaware only and we express no opinion with respect to any other laws. We note that the advice set forth above is based on the entry of the Confirmation Order by the United States Bankruptcy Court for the District of Delaware.
We consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations issued thereunder. Our opinion is rendered as of the date hereof, and we assume no obligation to update or supplement our opinion to reflect any change of fact, circumstance or law after such time as the Registration Statement becomes effective.

Very truly yours,

/s/ Andrews Kurth LLP
Andrews Kurth LLP